EXHIBIT 99

MEDIA CONTACT:    MARIA GORDON SHYDLO
                  (203) 459-7674

INVESTOR CONTACT: DEBORAH ABRAHAM
                  (203) 459-6674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.
                   PREPAYS REMAINING $131 MILLION OF TERM LOAN

         TRUMBULL, CONNECTICUT, MAY 17, 2000. Oxford Health Plans, Inc.
(NASDAQ: OXHP) today announced that it has retired the remaining $131 million balance of its bank term loan three years prior to its due date. Pursuant to the May 13, 1998 term loan agreement, this pre-payment included a premium of 2.5%, bringing the total payment to $134.3 million. As part of a previously announced initiative, Oxford Health Plans, Inc. received dividend and surplus note repayments from its New York HMO subsidiary totaling $128 million during the current quarter.

         Founded in 1984, Oxford Health Plans (www.oxhp.com) provides health plans to employers in New York, New Jersey and Connecticut, through its direct sales force and through independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third-party administration of employer-funded benefit plans and Medicare+Choice plans.

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